Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Robert Elliott	Charles Messman, Todd Kehrli
Chief Marketing Officer	MKR Group
949-362-5800	323-468-2300
relliott@smithmicro.com	ir@mkr-group.com

SMITH MICRO SOFTWARE REPORTS RECORD 2010 FIRST QUARTER FINANCIAL RESULTS
Revenues Increase 26% to a Company Record $29.9 Million;
First Quarter EPS of $0.05 GAAP, $0.18 Non-GAAP
Aliso Viejo, CA, May 5, 2010 — Smith Micro Software, Inc. (NASDAQ: SMSI), a leading developer and marketer of software solutions and services for the mobility market, today reported financial results for its 2010 first quarter ended March 31, 2010.
“We are pleased with our solid financial performance for the first quarter of 2010. We generated $29.9 million in revenues—the highest quarterly results in our Company’s history,” said William W. Smith Jr., President and CEO of Smith Micro Software, Inc. “Our top-line growth continues to be driven by our core wireless and mobility products and services which increased 40% year-over-year, as we continued to expand the delivery of software solutions to a growing global customer base.”
Mr. Smith continued, “As we look to the remainder of the year and beyond, we remain optimistic that the use of 3G data devices will further expand, while the coming deployments of 4G networks in North America and the rest of the world will drive greater demand for intelligent mobility solutions like ours.”
Smith Micro reported record revenue of $29.9 million for the first quarter ended March 31, 2010, a 26% increase over the $23.8 million reported in the first quarter ended March 31, 2009.
First quarter gross profit on a GAAP basis of $26.1 million increased $6.9 million, or 36%, from the first quarter ended March 31, 2009. On a non-GAAP basis (which excludes amortization of

Smith Micro 2010 First Quarter Financial Results	Page 2 of 6
intangibles, stock compensation and non-cash tax expense), first quarter gross profit was $27.6 million, an increase of $7.1 million, or 35%, from the same quarter last year.
GAAP gross profit, as a percentage of revenue was 87.5% for the first quarter of 2010, compared with 81.0% for the same quarter last year. Non-GAAP gross profit as a percentage of revenue was 92.6% for the first quarter of 2010, compared to 86.3% for the same quarter last year.
GAAP net income for the first quarter of 2010 increased to $1.6 million or $0.05 per diluted share, which compared to a GAAP net income for the first quarter of 2009 of $278,000, or $0.01 per diluted share.
Non-GAAP net income for the first quarter of 2010 increased 53% to $6.2 million, or $0.18 per diluted share, compared to $4.0 million, or $0.13 per diluted share, reported in the first quarter of 2009.
Fully diluted weighted average common shares outstanding as of March 31, 2010 were 34.2 million compared to 31.9 million weighted average common shares outstanding as of March 31, 2009.
Total cash, cash equivalents, and short-term investments increased $3.5 million during the quarter to $49.3 million, up from the $45.8 million at December 31, 2009.
The Company uses a non-GAAP reconciliation of gross profit, profit before taxes, net income and earnings per share in the presentation of financial results in this press release. Management believes that this presentation may be more meaningful in analyzing our income generation, since amortization of intangibles from acquisitions, stock-based compensation, and non-cash tax expense are excluded from the non-GAAP earnings calculation. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between non-GAAP earnings and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro Software may not be comparable to similarly titled amounts reported by other companies.
Financial Guidance:
Smith Micro Software is reiterating its previous guidance for fiscal year 2010 of revenue of $125.0 million to $135.0 million.

Smith Micro 2010 First Quarter Financial Results	Page 3 of 6
Investor Conference Call
Smith Micro Software will hold an investor conference call to discuss the Company’s first quarter results at 4:30 p.m. Eastern time today, May 5, 2010. The call can be accessed by dialing (866) 225-8754 and providing the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
About Smith Micro Software, Inc.:
Smith Micro Software, Inc., headquartered in Aliso Viejo, California, with offices in Europe and Asia, develops mobility solutions that enable seamless broadband connectivity and next generation of media and mobile convergence products over wireless networks. Smith Micro’s common stock trades on the NASDAQ Global Market under the symbol SMSI. For more information, please visit: www.smithmicro.com.
Safe Harbor Statement: This release may contain forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the company’s revenues guidance for fiscal 2010, our financial prospects and other projections of our performance, the company’s ability to increase its business and the anticipated timing and financial performance of our new products and potential acquisitions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for our products from our customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release. Revenues guidance provided in this press release represent a point-in-time estimate and is based on information as of the date of this press release. Management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. Smith Micro expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.
Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Smith Micro 2010 First Quarter Financial Results	Page 4 of 6
Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share amounts)

		Stock			Non-
	GAAP	Comp.	Amort.	Taxes	GAAP
Three Months Ended 03/31/10:
Gross profit	$26,130	$28	$1,484	$0	$27,642
Profit before taxes	$2,946	$2,802	$2,253	$0	$8,001
Net income	$1,592	$2,802	$2,253	$(486)	$6,161
EPS-diluted	$0.05	$0.08	$0.07	$(0.02)	$0.18

Three Months Ended 03/31/09:
Gross profit	$19,265	$72	$1,188	$0	$20,525
Profit before taxes	$644	$2,591	$2,147	$0	$5,382
Net income	$278	$2,591	$2,147	$(979)	$4,037
EPS-diluted	$0.01	$0.08	$0.07	$(0.03)	$0.13

Smith Micro 2010 First Quarter Financial Results	Page 5 of 6
Smith Micro Software, Inc.
Statements of Operations for the Three Months Ended March 31, 2010 and 2009
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2010	2009
Revenues	$29,862	$23,788
Cost of revenues	3,732	4,523

Gross profit	26,130	19,265

Operating expenses:
Selling and marketing	7,290	6,277
Research and development	10,128	8,112
General and administrative	5,806	4,487

Total operating expenses	23,224	18,876

Operating income	2,906	389
Interest and other income	40	255

Profit before taxes	2,946	644
Income tax expense	1,354	366

Net income	$1,592	$278

Earnings per share:
Basic	$0.05	$0.01
Diluted	$0.05	$0.01

Weighted average shares outstanding:
Basic	33,730	31,675
Diluted	34,176	31,904

Smith Micro 2010 First Quarter Financial Results	Page 6 of 6
Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash & cash equivalents	$11,517	$14,577
Short term investments	37,806	31,284
Accounts receivable, net	26,451	24,147
Income tax receivable	980	980
Inventory, net	371	406
Prepaid and other assets	1,244	1,506
Deferred tax asset	2,669	2,696

Total current assets	81,038	75,596
Equipment & improvements, net	8,912	8,193
Goodwill	94,374	94,320
Intangible assets, net	26,089	27,662
Other assets	197	163

TOTAL ASSETS	$210,610	$205,934

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,640	$4,215
Accrued liabilities	11,797	11,359
Deferred revenue	1,833	1,317

Total current liabilities	17,270	16,891

Long-term liabilities	70	70
Deferred tax liability	997	994

Total non-current liabilities	1,067	1,064

Stockholders’ equity:
Common stock	34	33
Additional paid in capital	186,476	183,756
Accumulated other comprehensive loss	(21)	(2)
Accumulated earnings	5,784	4,192

Total stockholders’ equity	192,273	187,979

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$210,610	$205,934